Exhibit 10.5

[GRAPHIC APPEARS HERE]

ON Technology Corporation

Waltham Woods

880 Winter Street, Building 4

Waltham, MA 02451-1449

July 1, 2003

Mr. Michael Carey

406 Tideway Drive

Alameda, CA 94501

Dear Michael:

Reference is hereby made to that certain Letter addressed to you from ON Technology Corporation (the “Company”) and dated as of August 8, 2002 (the “Employment Letter”).

You and the Company have agreed to amend the Employment Letter as follows:

The fifth paragraph of the Employment Letter is deleted in its entirety and a revised fifth paragraph, attached to this Letter as Exhibit A, is hereby substituted in is place.

Except as set forth above, the Employment Letter shall remain in full force and effect enforceable by the parties in accordance with its terms.

If the foregoing accurately reflects the understanding between you and the Company, please acknowledge your agreement by signing a copy of this letter in the indicated place and returning the same to me.

Very truly yours,

Robert L. Doretti
Chairman, President and
Chief Executive Officer

ACCEPTED AND AGREED:

Michael Carey

Exhibit 10.5

Exhibit A

Revised Fifth Paragraph:

If, within one year of a change of control, (i) ON Technology or its successor terminates your employment other than for cause (as defined in Section 7 of the ON Technology Corporation Relocation Plan that is attached to this Agreement as Attachment No. 2), disability or death, or (ii) you terminate your employment with the Company or its successor for Good Reason (as defined below), you will receive any accrued, earned or deferred salary and benefits as of the date of termination plus your then current annual base salary and total target bonus. You will also be entitled to continue to receive your then current benefits for the lesser of twelve months or until such benefits are available from a subsequent employer on at least as favorable terms and you shall be credited with twelve months post termination for the purposes of determining eligibility for retiree benefits, if any. For purposes of this Agreement, “Good Reason” shall mean the occurrence, without your written consent, of any of the events or circumstances set forth in clauses (i) through (v): (i) the assignment to you of duties inconsistent in any material respect with your position, authority or responsibilities in effect as of the date hereof, or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities; (ii) a reduction in your annual base salary or annual target bonus as in effect on the date hereof or as the same may be increased from time to time; (iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a “Benefit Plan”) in which you participate or which is applicable to you on the date hereof, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (B) continue your participation in a Benefit Plan (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, than the basis existing on the date hereof, or (C) award cash bonuses to you in amounts and in a manner substantially consistent with past practice in light of the Company’s financial performance and your performance of your duties and responsibilities to the Company; (iv) the failure of the Company to obtain the written agreement from any successor to the Company to assume and agree to perform the terms of this Agreement; or (v) any failure of the Company to pay or provide to you any portion of your base salary within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Letter or any employment agreement with you.

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